Exhibit 99.1

For Immediate Release

ServiceSource Acquires Predictive Analytics Leader, Scout Analytics

Acquisition helps B2B subscription companies boost recurring revenue and doubles ServiceSource's addressable market to over $600B

SAN FRANCISCO, CA - January 22, 2014 - ServiceSource® (NASDAQ: SREV), the global leader in recurring revenue management, today announced that it has acquired Scout Analytics®, a leading provider of predictive analytics for subscription businesses. With more than $3.5 billion of recurring revenue under management, Scout Analytics extends ServiceSource's reach into new markets while increasing its footprint to now $14 billion under management across more than 200 customer engagements. Together, the two companies offer a comprehensive recurring revenue solution for both subscription and traditional businesses. The transaction closed today and is expected to be accretive to non-GAAP EPS in 2015.

Recurring revenue is fast becoming a critical function for every company, spanning new subscription and cloud-based businesses, as well as established industries such as hardware, software, healthcare and industrials. As the "Internet of Things" connects businesses and people to a range of technology-enabled devices and cloud-based services, recurring revenue will play a pivotal role. As such, understanding how customers are using products and services is vital to today's businesses, not just for customer success and retention, but also for accelerating recurring revenue growth and profits.

Scout® from Scout Analytics analyzes customers' subscription usage, spending, and other behaviors to align product and account management strategies and drive recurring revenue activities. With Scout, ServiceSource expands its customer success management capabilities to include actionable analytics based on actual customer usage. This enhances the ServiceSource solution for subscription customers through insights that support streamlined onboarding and adoption, and increased revenues through targeted upsells and cross-sells. ServiceSource plans to significantly invest in Scout Analytics' business with additional R&D, sales and customer support resources.

ServiceSource Acquires Scout Analytics

The deal enables ServiceSource to deliver real financial benefits to current and prospective customers. Scout brings powerful capabilities for software-as-a-service (SaaS) customers to proactively identify at-risk customers, optimize pricing and packaging, and increase up-sell, cross sell and renewal rates. ServiceSource will also incorporate Scout within its customer success management services for onboarding, adoption and retention. Finally, Scout Analytics customers can leverage ServiceSource's Customer Success Management and Renewals Management software and services to increase customer retention and renewal rates.

Currently, Scout Analytics analyzes usage from more than 25 million subscription users on more than 400 million devices daily for customers across the SaaS, information services and digital media industries. By expanding into these vertical industries, ServiceSource roughly doubles its addressable market to now over $600 billion in recurring revenue opportunities. Scout Analytics' customers include the Financial Times and Reed Elsevier, as well as joint ServiceSource and Scout Analytics customer Wolters Kluwer.

"Wolters Kluwer CCH is focused on understanding our customers and the value they are getting from their subscriptions so that we can provide the best products and customer experience in the market," said Paul Loftus, Vice President, Sales, Wolters Kluwer CCH Tax & Accounting US.  "Our partnership with ServiceSource has helped us consistently deliver on our promise. We are pleased to learn that ServiceSource is complementing their recurring revenue solution with predictive analytics focused on usage across the customer lifecycle."

"With $14 billion under management, ServiceSource is powering the Recurring Revenue Economy," said Mike Smerklo, Chairman and CEO of ServiceSource. "From working with 7 of the top 10 SaaS companies, we know how difficult it is for customers to collect, analyze and leverage their usage data. Our acquisition of Scout Analytics addresses this challenge. Scout Analytics significantly expands our reach into the fast-growing SaaS market, while creating new opportunities in B2B subscriptions for information services and digital media. And, with the addition of sophisticated predictive analytics, we can give companies the required top-to-bottom view of their customers' data to grow through recurring revenue."

"We are excited to join the ServiceSource family," said Mark Upson, President and CEO of Scout Analytics. "Today, measuring customer return on investment through usage data enables companies to proactively create value for customers and build long-lasting relationships. The combination of Scout Analytics with ServiceSource will drive new levels of actionable insight that will help customer success, sales, marketing, finance and product management teams to win customers for life."

ServiceSource Acquires Scout Analytics

Conference Call Information
ServiceSource will host a conference call to discuss the transaction on January 22, 2014 at 1:30 P.M. Pacific time (4:30 P.M. Eastern time). Interested parties may access the conference call by dialing toll free 1-(877) 293-5486 within the U.S., or 1-(914) 495-8592 from international locations. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events and Presentations menu. The archived call may also be accessed from the Investor Relations section of the ServiceSource website at http://ir.servicesource.com/

About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue management. Renew OnDemand™, the only cloud application built specifically to grow recurring revenue, automates a highly valuable but typically manual business process. By leveraging big data to give companies a complete view of their customers, Renew OnDemand and our proven services drive higher subscription, maintenance, and support revenue, improved customer retention, and increased business predictability.

With over a decade of experience focused exclusively on growing recurring revenue, ServiceSource's products and services are based on proven best practices and global benchmarks. Headquartered in the Cloud Corridor of San Francisco, ServiceSource® manages over $11 billion in recurring revenue for the world's largest and most respected technology companies. ServiceSource renews a customer contract every 47 seconds through engagements in more than 150 countries and 40 languages. For more information, please go to www.servicesource.com.

About Scout Analytics™
Scout Analytics is the leading provider of cloud-based recurring revenue management solutions. The Scout Analytics platform transforms usage data into predictive analytics for customer renewal behavior and trial conversions. Our solutions are designed to reduce customer and revenue churn, increase renewal revenue yield, optimize rate plan performance, and maximize trial conversions. Scout Analytics can increase annual recurring revenues by up to 10-15%. Scout Analytics is currently delivering recurring revenue management solutions across multiple industries including information services, SaaS, and digital media.  The company is based in Issaquah, Washington. To learn more about Scout Analytics, visit www.scoutanalytics.com or call 425.649.1100.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the benefits to ServiceSource from completing the acquisition of Scout Analytics and the combined capabilities of the companies' products. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, the retention of the Scout Analytics team and the ability of ServiceSource to successfully integrate the Scout Analytics assets and team; fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or the offerings of Scout Analytics or the failure of such offerings to meet customer expectations; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings or the offerings of Scout Analytics infringe the intellectual property rights of others; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offerings or the offerings of Scout Analytics that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

Connect with ServiceSource:

Media Contacts
Randy Brasche
ServiceSource
415 901 7719
rbrasche@servicesource.com

Dan Walsh
Lewis PR for ServiceSource
415 432 2413
Dan.Walsh@lewispr.com

Katharine Kemp
Barokas PR for Scout Analytics
206 264 8220
scoutanalytics@barokas.com

Investor Relations Contact
Anne Bawden
ServiceSource
415 901 4182
abawden@servicesource.com

Trademarks
ServiceSource, Renew OnDemand and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.